EXHIBIT 99.1

                                                                    NEWS RELEASE




                EXELIXIS AND GLAXOSMITHKLINE FORM BROAD ALLIANCE
                   TO DISCOVER AND DEVELOP NOVEL THERAPEUTICS


SOUTH SAN FRANCISCO, CA and LONDON, UK - October 28, 2002 - Exelixis, Inc. (Nasdaq: EXEL) and GlaxoSmithKline plc (LSE & NYSE:GSK) announce that they will form a broad alliance to discover, develop and commercialize novel therapeutics in the areas of vascular biology, inflammatory disease and oncology.

The alliance combines Exelixis' powerful gene-to-drug discovery platform and GSK's strengths in development and commercialization by means of an innovative model for sharing risks and potential rewards in a research and development collaboration.

Under the terms of the agreement, Exelixis will have responsibility for the delivery to GSK of an undisclosed number of small-molecule compounds that have met agreed-upon criteria in early Phase II clinical testing. GSK will have the right to further develop these compounds and exclusive, worldwide commercialization and manufacturing rights. Exelixis retains co-promotion rights in North America.

GSK will make an upfront payment of $30 million to Exelixis. GSK will also initially acquire two million newly issued shares of Exelixis common stock at $7 per share, which represents a premium of approximately 100% to the current stock price. Exelixis has the option to sell GSK additional shares at a specified time in the future.

Over the initial six years of the agreement, GSK will provide Exelixis with a minimum of $90 million in development funding. Exelixis will receive clinical and regulatory milestone payments based on the number and timing of compounds reaching specified points of progression. Based on the continued successful development of these compounds, these payments could range from $220 million to $350 million up to and including first commercialization. In addition, GSK will make available a loan facility to Exelixis of up to $85 million. Exelixis will also receive sales-based milestone payments and royalties on product sales.

Two years from the start of the collaboration, GSK and Exelixis may elect to expand the collaboration, and under this option, Exelixis' milestone payments could double in size, and the development funding and the loan facility would also be significantly expanded.

"For GlaxoSmithKline this alliance promises to complement our own accelerating drug-discovery activities by gaining access to the expanding array of capabilities which Exelixis has assembled rapidly in recent years," said Tadataka Yamada, M.D., Chairman, Research & Development, GSK. "Success for this innovative alliance will be not just the identification of targets and lead compounds but also the delivery of drugs that have demonstrated a therapeutic concept and shown promise for continuing development. We look forward to working with an accomplished partner like Exelixis to shape a productive effort."

"The breadth and depth of this collaboration utilizes the full strength and productivity of our proprietary gene-to-drug discovery and development platform," said George A. Scangos, Ph.D., Exelixis President and Chief Executive Officer. "The unique collaborative and financial structure of this alliance ensures that our companies will benefit from each others' efforts, work diligently together to select and advance the most promising drug candidates, and share mutually in the benefits of our successes. This collaboration is an extraordinary opportunity for us to work with GSK, one of the world's leading pharmaceutical companies, to fulfill our shared goal of delivering important new medicines to patients. Having made the critical strategic decision three years ago to build Exelixis from a genomics platform company into a mature drug discovery and development company, this collaboration is a landmark achievement for our company."

Exelixis will conduct a webcast conference call to discuss this alliance on Monday, October 28, 2002 at 5:00 pm ET. To participate over the Internet, go to www.exelixis.com/ir and click on the Corporate Collaboration icon or go to
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www.ccbn.com. A replay of this webcast will be available for 14 days.
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Exelixis, Inc. (Nasdaq: EXEL) Exelixis, Inc. (Nasdaq: EXEL) is a leading genomics-based drug discovery company dedicated to the discovery and development of novel therapeutics, with a focus in the area of oncology. The company is leveraging its fully integrated gene-to-drug platform to fuel the growth of its proprietary drug pipeline. Exelixis has established broad corporate alliances with major pharmaceutical and biotechnology companies, including GlaxoSmithKline, Bristol-Myers Squibb, and Protein Design Labs. The company has also established agricultural research collaborations with Bayer CropScience and Dow Agrosciences. Other partners include Merck, Schering-Plough Research Institute, Cytokinetics and Scios. Exelixis' worldwide leadership in comparative genomics and model system genetics is being supported in large part through zebrafish and mouse model systems work carried out at its German subsidiaries Exelixis Deutschland GmbH and Artemis Pharmaceuticals GmbH. For more information, please visit the company's web site at www.exelixis.com.
                                                    ----------------

GlaxoSmithKline, one of the world's leading research-based pharmaceutical and healthcare companies, is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For more information, please visit the company's web site at www.gsk.com.
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The forward looking statements contained in this press release involve risks and uncertainties that may affect Exelixis, as more fully discussed in the "Risk Factors" section of our filing with the U.S. Securities and Exchange Commission. Exelixis' actual results and the timing of events could differ materially from those anticipated in its forward-looking statements as a result of many factors, including Exelixis' ability to successfully identify and deliver compounds meeting the criteria for acceptance by GlaxoSmithKline under the terms of the collaboration and, even if compounds are accepted for further development, to receive milestones and royalties as a result of the development efforts of GlaxoSmithKline with respect to those products. These and other risk factors are discussed under "Risk Factors" and elsewhere in Exelixis' Annual Report on Form 10-K for the year ended December 31, 2001 and other SEC reports. Exelixis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, GlaxoSmithKline cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group's operations are described under Risk Factors in the Operating and Financial Review and Prospects in GlaxoSmithKline's Annual Report on Form 20-F for 2001.

Exelixis and the Exelixis logo are registered U.S. trademarks.

                                       ###

Contact:

Exelixis
--------

Jane M. Green, Ph.D.             +1 (650) 837 7579
VP, Corporate Communications     jmgreen@Exelixis.com
                                 --------------------

GlaxoSmithKline
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